UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided below in Item 5.02 relating to the executive employment agreement and the separation and general release agreement is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Effective March 17, 2017, William F. Weissman resigned as Chief Executive Officer and President of Rubicon Technology, Inc. (the “Company”). This resignation followed the decision of the Company’s Board of Directors (“the Board”) to terminate Mr. Weissman without cause in order to hire a Chief Executive Officer better suited to the Company’s current business plan. Also effective on March 17, 2017, Mr. Weissman resigned as a member of the Board.

In connection with Mr. Weissman’s resignation, the Company and Mr. Weissman entered into a separation and general release agreement (the “Separation Agreement”) providing for severance benefits to Mr. Weissman that he otherwise would have been entitled to under his employment agreement in the event he was terminated without cause including, among other things, a payment to Mr. Weissman equal to his annual salary payable over a period of twelve (12) months and health and welfare benefits for a period of twelve (12) months. Pursuant to the terms of the Separation Agreement, Mr. Weissman has provided the Company with a general release of claims against the Company. Mr. Weissman signed the Separation Agreement on March 16, 2017 and has seven (7) days to revoke the Separation Agreement. If Mr. Weissman does not revoke the Separation Agreement, it will become effective on March 24, 2017. Pursuant to the Separation Agreement, upon effectiveness of the agreement, all of Mr. Weissman’s stock options will vest immediately. The Board of Directors also agreed to extend the date by which Mr. Weissman may exercise his stock options granted on December 1, 2015 to March 17, 2019. The Separation Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

It is expected that Mr. Weissman will serve as a consultant to the Company following his resignation. The terms (including compensation and duration) of such consultancy are to be agreed upon between Mr. Weissman and the Company.

(c) Effective March 17, 2017, Timothy E. Brog will become the Company’s President and Chief Executive Officer. Mr. Brog has served on the Board since May 2016 and will continue to serve as a director. With his appointment as the Company’s principal executive officer, Mr. Brog will no longer earn compensation for his service on the Board and will no longer serve on the Audit and Compensation Committees of the Board; provided, that the one-time equity and cash grants that Mr. Brog received upon joining the Board will continue to vest and remain payable pursuant to their original terms so long as Mr. Brog continues to serve on the Board.

From March 2015 until March 16, 2017, Mr. Brog, age 53, served as the president of Locksmith Capital Management LLC, an investment advisory firm. Previously, he served as chairman of the board of directors of Peerless Systems Corporation, a provider of software-based imaging systems, from June 2008 to February 2015, chief executive officer from August 2010 to March 2015 and a director beginning in July 2007. Mr. Brog is currently a director of Eco-Bat Technologies Limited.

On March 15, 2017, the Company entered into an executive employment agreement with Mr. Brog, effective as of March 17, 2017. Pursuant to Mr. Brog’s employment agreement, he will receive an annual base salary of $306,000, which will be reviewed by the Board on an annual basis. In 2017, Mr. Brog will be eligible for a cash bonus of $150,000 based on the achievement of certain objectives to be mutually agreed upon by Mr. Brog and the Board. In addition, the Board, in its sole discretion, may determine to pay Mr. Brog a discretionary cash bonus. Mr. Brog will also receive a signing bonus of $25,000 on or before April 1, 2017.

As contemplated by the employment agreement, on March 15, 2017, the Company granted Mr. Brog 900,000 restricted stock units under the Company’s 2016 Stock Incentive Plan (the “Plan”), which vest in the amounts set forth below on the first date the 15-trading day average closing price of the Company’s common stock equals or exceeds the corresponding target price for the common stock (listed below) before March 15, 2021.

Number of Restricted Stock Units	Target Price
150,000	$0.65
150,000	$0.80
150,000	$0.95
150,000	$1.10
150,000	$1.25
150,000	$1.40

The number of restricted stock units and corresponding target price are subject to adjustment for any stock split, combination or similar event.

The restricted stock units will also vest immediately if any of the following events occurs before March 15, 2021: (i) the Company announces its intent to de-register its common stock, (ii) the Company commences a self-tender for not less than 33% of its shares at a price greater than or equal to the 15-Day Average Price (as defined in the employment agreement); or (iii) the Company completes an extraordinary transaction in which 15% or more of its current outstanding shares were issued.

If the Company terminates Mr. Brog without Cause (as defined in the employment agreement) or if Mr. Brog resigns from his employment for Good Reason (as defined in the employment agreement), Mr. Brog shall be entitled to the following: (a) payment of his annual salary earned through and including the termination or resignation date; (b) any vacation pay owed to him pursuant to the employment agreement; (c) any bonus earned prior to the termination or resignation date that remains unpaid; (d) payment of his annual salary for the twelve (12) month period after his termination or resignation date; and (e) immediate vesting of any restricted stock units granted pursuant to the employment agreement; provided, however, that Mr. Brog executes and delivers to the Company a complete release agreement in form and substance reasonably acceptable to the Company. The Company shall also continue payment of any health and welfare benefits to Mr. Brog for a period of twelve (12) months.

If the Company terminates Mr. Brog’s employment without Cause or he resigns for Good Reason at any time within two (2) years after a Change in Control, Mr. Brog shall receive the payments and benefits described above; provided, however, that the annual salary payment described in clause (d) above shall be paid in a lump sum.

During the term of Mr. Brog’s employment and for a period of twelve (12) months thereafter, Mr. Brog will be subject to a non-compete.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the executive employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

(d) On March 13, 2017, the Board appointed Susan M. Westphal as a Class I director, effective as of March 17, 2017, to fill the vacancy created by Mr. Weissman’s resignation as director. Ms. Westphal’s term will expire at the 2017 annual meeting of Rubicon’s stockholders, and she has been nominated by the Board for reelection at the 2017 annual meeting. As of the date hereof, the Board has not determined the Board committees, if any, to which Ms. Westphal will be appointed.

Ms. Westphal will receive compensation in accordance with the Company’s compensation policy applicable to all non-employee directors. This policy currently provides that non-employee directors receive an annualized base fee of $70,000 for service on the Board, payable quarterly, in an equal combination of cash and restricted common stock. Any restricted common stock issued to Ms. Westphal as part of her base fee will be subject to the terms and conditions set forth in the Plan and the standard form restricted stock agreement utilized by the Company. In the event Ms. Westphal is appointed to any committees of the Board, she will receive additional committee service compensation in accordance with the Company’s non-employee director compensation policy.

Item 7.01	Regulation FD

On March 16, 2017, the Company issued a press release announcing the matters set forth in Item 5.02 of this Form 8-K. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Rubicon Technology, Inc. and Timothy E. Brog, dated as of March 15, 2017.

99.1	Press Release dated March 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: March 16, 2017	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Rubicon Technology, Inc. and Timothy E. Brog, dated as of March 15, 2017.

99.1	Press Release dated March 16, 2017.

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